Item 77 Q1(g): Exhibits

An Amendment to the Declaration and Agreement of Trust for the Lord Abbett Investment Trust - Lord Abbett Convertible Fund is hereby incorporated by reference to the Post-Effective Amendment No. 35 to the Trust's Registration Statement filed on June 26, 2003 (Accession Number: 0001047469-03-022368).